                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2003 relating to the financial statements, which appear in WCI Communities, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Miami, Florida
September 8, 2003